UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2021
Stabilis Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11750 Katy Freeway Suite 900 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 832-456-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Title of each class Trading Symbol Name of each market on which traded Common Stock, $.001 par value SLNG The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On May 25, 2021 Stabilis Solutions, Inc., a Florida corporation (the “Company”), entered into an Asset Purchase and Sale Agreement (the “Purchase Agreement”) to acquire a liquefied natural gas (“LNG”) production facility in Port Allen, Louisiana from HR Nu Blu Energy, LLC and TGB Equipment Leasing, LLC. The transaction closed on June 1, 2021 at which time the Company acquired the LNG liquefaction facility and related assets, including the real property on which the facility is located. The Company paid consideration of $5 million in cash and 500,000 shares of Company common stock, subject to a registration rights agreement.

The Purchase Agreement is subject to customary representations and warranties and closing conditions.

The description of the Purchase Agreement is not complete and is qualified in its entirety by the full text of the Purchase Agreement which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Item 3.02 Unregistered Sales of Equity Securities.
Pursuant to the Purchase Agreement described in Item 1.01 above, the Company issued 500,000 shares of its common stock in connection with the acquisition of an LNG production facility in Port Allen, Louisiana on June 1, 2021. The shares were issued to one of the sellers of the facility and the Company used no general advertising or solicitation in connection with the issuance. The share issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof for sales not involving any public offering. The recipient of the shares acknowledged that they were not registered under the Securities Act of 1933 and could not be transferred or sold unless so registered or pursuant to an exemption from registration. The share certificates contain a restrictive legend and a stop transfer order is in effect with the transfer agent.

Item 8.01 Other Events.
On June 1, 2021 the Company issued a news release announcing the acquisition of an LNG production facility in Port Allen, Louisiana. A copy of the Company’s news release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.
Exhibits:

Exhibit No.	Description
99.1	Press Release dated June 01, 2021 announcing the acquisition of an LNG production facility in Port Allen, Louisiana.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STABILIS SOLUTIONS, INC.
By: /s/James Reddinger
James Reddinger
President and Chief Executive Officer

Date: June 01, 2021